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                           ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (hereinafter referred to as this "Agreement") made and entered into this 3rd day of September 1997, by and between RAFT, L.L.C., a South Dakota Limited Liability Company (sometimes hereinafter referred to as "RAFT" or "Seller"), with principal offices at 200 Petro Avenue, Sioux Falls, South Dakota 57107, PAM Oil, Inc., (sometimes hereinafter referred to as "PAM"), Scott D. Scofield, an individual (sometimes referred to herein as "Scofield"), William Pederson (sometimes referred to herein as "Pederson") and Firstel, Inc., a South Dakota corporation, with principal offices at 110 South Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104 (such corporation being hereinafter referred to as "Buyer" or "Firstel");

                          W I T N E S S E T H:

         WHEREAS, RAFT operates a business which is involved in the sales and servicing of long distance and local telephone services and related telecommunications services (referred to as "Business"), and which Business was formerly conducted by PAM COMM, as a division of PAM Oil, Inc.; and

         WHEREAS, Seller desires to sell and Buyer desires to purchase all of the assets used in the operation of the Business (except for certain assets excluded as set forth hereinbelow in Paragraph 2) specifically including, but not limited to, all customer relationships, whether active or in process as of the date of closing, and the related computer systems, licenses, certifications and other assets related to the Business; and

         WHEREAS, Seller and Buyer desire to enter into and execute this Agreement for the purpose of setting forth the terms and conditions of the sale and purchase contemplated herein;

         NOW, THEREFORE, in consideration of the promises and subject to the conditions in this Agreement, as well as the mutual covenants and agreements set forth herein and in the Exhibits referenced herein and/or attached hereto, Buyer and Seller agree as follows:

1. Assets Purchased. Seller shall sell and transfer to Buyer, and Buyer shall purchase and accept from Seller, all of those assets owned by Seller used in the operation of the Business, except for those assets referenced hereinbelow in Paragraph 2, wherever the same may be located, including, without limitation, the following (hereinafter referred to as "Assets Purchased");

         a. All rights of Seller relating to the Business with respect to all of the customers of the Business and all contracts set forth on Exhibit A which is attached hereto and by this reference incorporated as if fully set forth herein.



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         b.       All equipment utilized by Seller with respect to the Business as set forth on Exhibit B which is attached hereto and by this reference incorporated as if fully set forth herein, including, but not limited to, related computer systems.

         c. All of the Seller's rights to conduct business (including use of the existing trade name "PAM COMM" which name Seller represents Buyer will have the right to use; however, the right to use the trade name "PAM COMM" shall terminate as of the close of business on December 31, 1997, at which time all rights relative to the use of such name shall revert to PAM).

         d.       Goodwill.

         e. Customer lists and files, personnel records, and records relating to the operation of the Business, including, but not limited to all information contained in and related to the computers (and disks used therein) of the Business. Buyer shall be responsible for any costs relating to data conversion to Buyer's system.

         f. All licenses and permits associated with the Business, to the extent assignable or transferable by Seller, subject to obtaining any required consents.

         g. A Covenant Not To Compete as set forth in Exhibit C, a copy of which is attached hereto and by this reference incorporated as if fully set forth herein.

2. Assets Excluded. Notwithstanding anything contained herein to the contrary, Buyer does not purchase and Seller does not sell cash on hand as of the date of Closing, accounts receivable arising out of operations prior to closing, or any right to receive amounts, deposits or any other sums of any nature whatsoever relating to or arising out of operations prior to Closing.

3. Liabilities and Obligations Retained and Assumed. (a) Seller shall be responsible for each and every liability, obligation and undertaking of the Seller including, not limited to, any and all secured obligation, accounts payable, and current liabilities relative to Seller and the Business and any obligations of Seller to employees for bonus, accrued vacation or other benefit; (b) Buyer shall assume the obligations of Seller with respect to the rights, obligations and duties of Seller with regard to the customers and contracts set forth on Exhibit A and agrees to release Seller from any further obligations thereunder, to the extent set forth herein, except that with respect to the WorldCom Service Agreement referenced herein, Buyer's only obligation shall be to utilize WorldCom for customers of the Business as set forth on Exhibit A until June 30, 1999, except to the extent otherwise agreed upon by the parties hereto, and with Seller specifically warranting and representing that it shall remain responsible for any problems or defaults with regard to said WorldCom Service Agreement, including, but not


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limited to, defaults arising as the result of this transaction or any failure of PAM to make payments to WorldCom as required by paragraph 9.(c) hereof.

4. Purchase Price. The purchase price shall be the sum of the amount set forth on Exhibit A, and the amount set forth on Exhibit B, namely, $183,178.43. In addition to the amount due for customer accounts as set forth on Exhibit A, there are potential customers of the Business as set forth on Exhibit D, which is attached hereto and by this reference incorporated as if fully set forth herein. If the Business and/or Firstel (or Firstel's successor in interest, if any) obtain a signed contract for services from any of the potential customers listed on Exhibit D, within sixty (60) days of the date of closing, or the date of the initial public offering of ACG, Inc., whichever occurs first, and if such contract for service is for at least one year at normal rates, the Seller shall be entitled to an increase in the amount of the Exhibit A amount referenced hereinbelow in paragraph 5 in an amount six times the estimated monthly billing for such customer. The purchase price shall be allocated as set forth on Exhibit E, which is attached hereto and by this reference incorporated as if fully set forth herein.

5. Payment of Purchase Price. The amount due pursuant to Exhibit B shall be paid in cash at closing. The amount due pursuant to Exhibit A, will be due (without interest) on December 15, 1997, or the date of completion of the initial public offering of ACG, Inc. Provided that the initial public offering of ACG, Inc., occurs as contemplated with Firstel, Inc., participating therein, Seller shall receive the amount due in shares of stock, valued at the initial public offering price, in ACG, Inc., equivalent to the Exhibit A amount. It is currently contemplated that the mechanism utilized to accomplish this effect would be for the purchase price to be paid to Seller in Firstel stock immediately prior to the initial public offering; then Firstel stock would be converted to preferred stock in ACG, Inc. (or a subsidiary of ACG, Inc.), which would, immediately after the initial public offering, be converted to shares of common stock in ACG, Inc., in an amount necessary to result in the Exhibit A amount being paid to Seller as set forth herein. Seller recognizes that it would need to sign any documents necessary to permit said stock to be issued by ACG, Inc., as part of its initial public offering, including, but not limited to, any documents to permit the appropriate modifications to the Registration Statement on Form S-1 with the SEC and any other documents required by ACG, Inc. Seller acknowledges that it will (a) be subject to the same transfer restrictions as required in the S-1 filing, (b) make the same investment representations, and (c) will have the same registration rights as required in the S-1 filing, with regard to the stock of ACG, Inc., as those applicable to Firstel and its shareholders with respect to Firstel's participation in the proposed initial public offering of ACG, Inc. Alternatively, if Firstel does not execute a definitive agreement with ACG, Inc, and/or receive ACG, Inc. stock, Firstel shall have the opportunity to find a new/replacement entity to establish a relationship which is similar to that which is contemplated between Firstel and ACG, Inc., prior to December 15, 1997. As a result of a relationship between Firstel and the new/replacement entity, Firstel may, but is not obligated to, offer stock in the new/replacement entity as an alternative to Seller; however, the decision to accept stock or

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

cash as referenced hereinbelow shall be determined by Seller in its sole discretion. If payment is made in stock, it shall be valued in the amount of Exhibit A. If payment is made in cash, it shall be in an amount equal to eighty percent (80%) of the amount of Exhibit A. In either event, the Exhibit A obligation shall be deemed satisfied as paid in full. If the initial public offering of ACG, Inc, has not occurred by December 15, 1997, or Firstel has not offered to Seller an acceptable alternative offer of stock in a new/replacement entity by December 15, 1997, Seller shall have the option on said date to receive cash in the amount of eighty percent (80%) of the Exhibit A amount. Additionally, Seller shall have the right to extend the due date relative to the Exhibit A obligation to May 15, 1998, at which time the election to accept stock or cash remains Seller's sole decision; however, Seller may require payment of eighty percent (80%) of the Exhibit A amount in cash on thirty (30) days notice at any time subsequent to December 15, 1997. In no event, however, shall the payment date be extended beyond May 15, 1998, and if an acceptable alternative offer of stock has not been delivered to Seller by May 15, 1998, Seller shall be paid in cash in an amount equal to eighty percent (80%) of the Exhibit A amount. It is specifically acknowledged that no payment, other than in the form of cash, shall be made unless the stock payment has been authorized pursuant to the appropriate filings made with the SEC and/or the South Dakota Securities Commission and all documentation related thereto has been completed.

6. Closing. This transaction will be closed on September 3, 1997, at such time as the parties may mutually agree (the "Closing") at the offices of Seller's counsel in Sioux Falls, South Dakota, or such other time and place as the parties may mutually agree. Except as otherwise provided in this Agreement, at the Closing all instruments, documents and papers required to close the purchase will be executed by Buyer and Seller (including the documents referenced herein and/or attached hereto as Exhibits) and possession of the Assets Purchased will be delivered to Buyer. Closing shall be deemed to have occurred prior to the start of business September 1, 1997.

7. Representations and Warranties of Seller. Seller makes the following representations and warranties, which have been relied upon by Buyer in entering into this Agreement:

         a. Good Standing. RAFT, L.L.C, is a limited liability company existing and in good standing under the laws of the State of South Dakota. PAM Oil, Inc., is a corporation existing and in good standing under the laws of the State of South Dakota.

         b. No Violation of Law or Breach of Agreement. The execution of this Agreement, the sale of the Assets Purchased and the performance of Seller's obligations in this Agreement will not violate any federal, state or local law, or conflict with, or result in a breach of any of the terms, provisions or conditions of or constitute a default under, any agreement or conditions of, or constitute a default under, any agreement or other instrument to which Seller is a party or by which Seller or any of the Assets Purchased may be effected.

         c. Ownership and Right to Convey. Seller owns, and has good and marketable title to the Assets Purchased, and can sell, assign and transfer the Assets Purchased, free and clear of any liens, encumbrances, charges or claims of third parties. Furthermore, when the transaction is closed, Buyer will own the Assets Purchased free and clear of any such liens, encumbrances, charges or claims of third parties. All legal actions necessary to effect the sale by Seller to Buyer of the Assets Purchased pursuant to this Agreement have been taken by Seller. Seller shall have delivered to Buyer, prior to receipt of the Exhibit A amount, any and all UCC releases and other documents required to permit the transfer of the Assets Purchased free and clear of all liens.

         d. Litigation. No judgments, liens, actions, arbitrations, decrees, investigations or proceedings are pending or threatened before any court or before any federal, state, municipal or other governmental body, commission or agency against Seller or PAM Oil, Inc., which involved the assets purchased pursuant to this Agreement, except for the litigation involving One-Call Telecom, Inc., which is referenced hereinbelow in paragraph 14. Seller agrees to indemnify and hold Buyer harmless from any matters of litigation that may subsequently arise but which are the result of actions or inactions occurring or accruing prior to the date hereof. Similarly, Buyer agrees to indemnify and hold Seller harmless from any matters of litigation that may subsequently arise as the result of actions or inactions occurring or accruing subsequent to the date hereof.

         e.       Labor.

                  i. Seller has not entered into any contracts or commitments with its present or former employees that are not cancelable by Seller on notice of not more than thirty (30) days without liability, penalty or premium;

                  ii. Seller has no collective bargaining or employment agreements, nor any agreements that contain any severance or termination pay liabilities or obligations with employees;

                  iii. Seller has no bonus, deferred compensation, profit sharing or retirement benefit or allowance due or to come due to any employee or former employee;

                  iv. Seller knows of no group, organization or union which has tried to organize any employee(s) of Seller within the last three (3) years.

         f. Conditions of Assets. The Assets Purchased to be sold under this Agreement are and will at Closing be in the same quantity and quality as on the dates of the due diligence review by representatives of Buyer, and as shown on the financial statements provided by Seller to Buyer, except for changes occurring because of operations conducted since said dates in the ordinary course of business and/or as previously disclosed to Buyer.

         g. Taxes. To Seller's actual knowledge, Seller has timely filed with the appropriate governmental agencies, all tax returns and tax reports due and required to be filed by Seller, including all federal, state, and city profits, income, sales, use, occupation, property, excise, social security, withholding, unemployment insurance, licenses and other taxes (including any penalties and interest) and has paid or has provided for the payment of all such taxes through the Closing except for payroll taxes and/or sales taxes accrued, but not yet due, which Seller agrees to pay to the extent incurred prior to Closing. Seller has no notice or knowledge of any pending examinations pertaining to or claims for, taxes or assessments asserted against Seller by any taking authority in respect of any period prior to the Closing. Seller agrees to pay all sales and transfer taxes of any nature whatsoever due or becoming due as a result of this Agreement. Subsequent to the date of Closing, operations of the Business will be conducted by Buyer and Buyer shall be responsible for taxes and expenses accruing after the date thereof. Seller, however, shall file any and all tax and financial reports with all appropriate government agencies, (at Seller's expense), for operations through Closing. Each party shall be responsible for the filing of their appropriate reports for the tax periods occurring prior and subsequent to the Closing Date,' however, both parties agree to cooperate with one another relative thereto subsequent to the date of Closing.

         h. Disclosure. No representations or warranties in this Agreement or any Exhibits hereto contain or will contain any untrue statement of a material fact, or omit or will omit a material fact necessary to make the statements contained therein not misleading.

8. Representations and Warranties of Buyer. The Buyer represents and warrants as follows:

         a. Good Standing. Buyer is a corporation existing and in good standing under the laws of the State of South Dakota.

         b. No Violation of Law or Breach of Agreement. The execution of this Agreement, the purchase of the Assets Purchased and the performance of Buyer's obligations in this Agreement will not violate any federal, state or local law, or conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default under, any agreement or other instrument to which Buyer is a party or by which Buyer or any of the Assets Purchased may be affected.

         c. Dealings with ACG Inc. Buyer hereby warrants and represents that it is currently negotiating with ACG, Inc., a Delaware corporation ("ACG"), a

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         holding company formed for the purpose of acquiring various entities involved in the telecommunications industry. Buyer further warrants and represents that such negotiations concern the acquisition by ACG of all of the outstanding capital stock of Buyer, and that Buyer further warrants and represents that Buyer and ACG are in the process of negotiating a definitive agreement concerning such transaction, and that Buyer is not currently aware of any matters or events which would preclude the execution by Buyer and ACG of such definitive agreement.

9.       Actions Relating to Closing. Seller agrees that:

         a. Full Access. Seller will make available to Buyer copies of all financial statements, books, records, tax returns or other documents or instruments affecting the operation of the Business. Buyer may make inquiry to Seller's creditors, suppliers and others with whom Seller does business so Buyer may verify information provided to Buyer and negotiate agreements that will take effect after the Closing.

         b. Operating in Ordinary Course. Seller shall have operated the Business since August 20. 1997 in its normal and customary manner and shall not have made any changes in the policies or methods of operations without Buyer's prior written consent. There shall not have been any transfers of any assets of Seller subsequent to August 20, 1997, without Buyer's prior written consent.

         c. Prorations. The parties acknowledge that PAM Oil, Inc. ("PAM") is currently a party to a certain agreement with WorldCom, Inc. ("WorldCom") concerning the provision of long distance telephone services to PAM, to entities related to PAM (the "PAM Entities"), and to other entities which have contracted with PAM, for the provision of such services (the "Other Entities"). The parties further acknowledge that Buyer shall be assuming certain of PAM's rights, duties and obligations under the terms of such agreement with WorldCom (the "WorldCom Agreement") as set forth hereinabove.

         The parties acknowledge that WorldCom provides PAM with a "Master Bill" for all charges for long distance telephone services (including any applicable taxes thereon) which are provided to PAM, the PAM Entities and the Other Entities. The parties agree that PAM shall continue to receive the "Master Bill" from WorldCom after the closing of this Agreement, and shall continue to pay to WorldCom the total amount designated on the "Master Bill" on a monthly basis. The parties further agree that Buyer shall reimburse to PAM, within ten (10) days of receiving an invoice therefor, for all charges, taxes and itemized expenses on the "Master Bill", after determining that the requested reimbursement is correct. The PAM Entities shall be billed by Firstel in the same manner as customers of Firstel. The parties agree that the provisions of this Subsection 9(c) shall apply as of the date of closing of this

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         Agreement and shall expire on upon the expiration of the WorldCom
         Agreement, which shall be June 30, 1999. Notwithstanding anything else contained herein to the contrary, it is agreed that the amounts to be received from customers, and the amount owed by the Business with regard to the WorldCom Service Agreement shall be prorated as of the date of closing. All statements to be forwarded to customers subsequent to the date of closing shall be forwarded by Firstel and amounts received by Firstel attributable to calls made prior to the date of closing shall be paid to Seller less sales and excise taxes related thereto which shall be paid by Firstel. Similarly, Seller shall be required to reimburse Firstel for any and all amounts owed to WorldCom for calls made prior to the date of closing, but billed after the date of closing.

         d. Use of Space. Seller hereby agrees that Buyer may utilize space at PAM Oil, Inc., currently used by Seller prior to Closing in the operation of the Business with said use to continue for a period of ninety (90) days following the date of closing without any charge or cost to Buyer.

10. Covenant Not to Compete. RAFT. PAM Oil, Inc., Scott D. Scofield and William Pederson, both corporately and individually, hereby agree to execute the covenant not to compete which is attached hereto as Exhibit C and by this reference incorporated as if fully set forth herein.

11. Delivery of Lists and Other Items. Seller will deliver to Buyer, at the Closing, all customer lists, files, and other records relating to the Business, as referenced in Paragraph 1(e) including those maintained by computer memory or other electronic means. All such information contained in computer memory or data recording systems connected with computers will be retained in such form that Buyer will have full access. Buyer shall be responsible for the expense of data conversion to Buyer's system.

12. Conditions Precedent to Buyer's Obligation to Close and Make Payments. The obligation of the Buyer to close this transaction and make the payments required hereby is subject to the following conditions which, unless waived by Buyer, must be satisfied at Closing:

         a. Covenants, Representations and Warranties. The covenants, representations and warranties made by Seller in this Agreement, the attachments hereto and in documents previously provided, will be true, complete and accurate in all material respects at Closing with the same effect as though such representations, warranties and covenants had been made or given at Closing.

         b. No Material Change. The business, assets and properties of Seller with respect to the Business will not have been materially adversely affected as a result of fire, explosion, earthquake, disaster, accident, casualty, labor dispute or other disruption

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         which cannot be resolved without material adverse effect, change in the business organizations, any action by the United States or of any other governmental authority; or by flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. If Buyer waives its right to terminate the Agreement under this paragraph, all insurance proceeds payable to Seller as a result of such event will be assigned to and paid over to Buyer at Closing or when the proceeds are received, whichever is later, and Seller will cooperate with Buyer to obtain such proceeds.

         c. Compliance with Agreement. Seller will have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with at Closing.

         d. Proceedings and Instruments Satisfactory. All documents required by Seller under this Agreement will have been delivered to Buyer.



         e. Required Contracts. Buyer shall have received contracts with Seller, and certain affiliates of Seller, as identified on Exhibit F, which is attached hereto and by this reference incorporated as if fully set forth herein, agreeing to utilize Firstel for all local and long distance telephone services for a period of three (3) years following the date of closing (except that the contract for Seller only may be for a period of twenty-two (22) months instead of thirty-six (36 months). In the event that Firstel, or its successor in interest, is contracting with MCI at the end of the twenty-two (22) month period, and further provided that Seller contracts to utilize Firstel and/or its successor in interest for all of its local and long distance telephone services for a period of an additional two (2) years following the conclusion of the twenty-two (22) month period, Seller shall pay Buyer an additional $16,000.00 payable at the time of execution of the two (2) year contract.

13. Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to close this transaction is subject to the following conditions which, unless waived by Seller, must be satisfied at Closing:

         a. Covenants, Representations and Warranties. The covenants, representations and warranties made by Buyer in this Agreement, the attachments hereto and in documents previously provided, will be true, complete and accurate in all material respects at Closing with the same effect as though such representations, warranties and covenants had been made or given at Closing.




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
         b. Compliance with Agreement. Buyer will have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with at Closing.

         c. Proceedings and Instruments Satisfactory. All documents required by Buyer under this Agreement will have been delivered to Seller.

14. Indemnity and Hold Harmless Agreement. The representations, warranties and agreements made by Seller in this Agreement will survive the Closing regardless of any inquiry that may have been made by Buyer. Seller, PAM Oil, Inc., Scott D. Scofield and William Pederson will indemnify and hold Buyer harmless from any liability or expenses resulting from a breach of this Agreement by Seller, or the inaccuracy or breach of any representation, warranty or agreement contained in this Agreement, or in any certificate, document, list, schedule, exhibit or instrument delivered to Buyer by or on behalf of Seller under this Agreement, including reasonable attorney's fees incurred by Buyer to defend or prosecute any action or proceeding resulting from any breach or inaccuracy). This agreement to indemnify and hold the Buyer harmless will include any liabilities, claims, costs, demands or losses of any nature incurred by Buyer including violations of the covenant not to compete. The obligations herein with respect to indemnification and holding Buyer harmless shall include, but not specifically be limited to, indemnification of any claims with respect to One-Call Telecom, Inc., a Minnesota corporation, and MCI for underutilization of services and/or any other claim. Similarly, Buyer will indemnify and hold Seller harmless from any liability or expense resulting from a breach of this Agreement by Seller, and obligations arising relative to the operations of the Business, or related to its customers, subsequent to the date hereof.

15. Confidential Information. Seller, Scott D. Scofield and William Pederson, acknowledge that they have access to certain confidential information, such as customer lists and customer files, which is a valuable part of the Assets Purchased and which is ordinarily kept secret and confidential. Seller, Scott D. Scofield and William Pederson agree that in exchange for the consideration of the execution of this Agreement by Buyer, they shall not, from and after the date hereof, reveal any such information to any person or organization unless authorized to do so by Buyer in writing, or unless required or compelled to do so by valid subpoena or court order.

16. Employees. Notwithstanding anything else contained herein to the contrary, Firstel agrees that it will continue to employ Chet Jones and Doug Schneider for at least three (3) months following the date of closing provided that mutually agreeable arrangements relative to such employment can be reached by Firstel and said two (2) employees. The employment arrangements to be offered to Chet Jones and Doug Schneider by Firstel will provide for stock options in ACG, Inc., and/or any new/replacement entity, provided that the contemplated transaction with ACG, Inc., and/or any new/replacement entity, is completed and that said individuals remain employees at that time.

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

17. Consulting Services. The parties agree that Scott D. Scofield may provide consulting services to Firstel subsequent to the date of closing, in his areas of past experience which could include, but not be limited to, dealing with RBOC and LEC issues, public utility commissions, telemarketing services, contracts and legislative issues. In the event such consulting services are provided, Scott D. Scofield shall be compensated in the form of cash or stock options in amounts to be negotiated prior to the providing of any such services.

18. Due Diligence. Until the date of closing, Buyer shall be entitled to continue its due diligence with respect to the proposed transaction in the same manner as set forth in the Letter of Intent execute by the parties on August 20, 1997.

19. Negotiations. Effective with the execution of this Agreement, RAFT agrees to refrain from negotiations with any other entity relative to the sale of its assets, except with regard to the settlement of the One-Call Telecom, Inc., litigation.

20. Strategic Alliance. The parties hereby agree that effective the date of closing, Firstel and PAM shall form a strategic alliance to solicit and place PAM customers with Firstel. PAM will permit Firstel to contact its customers for which, Firstel will pay PAM one percent (1%) of the gross amount received from both current and future PAM customers each month for services provided by Firstel, exclusive of taxes and pass through items relative which Firstel does not make a profit, such as cellular roaming charges. In that event, PAM agrees to endorse and include Firstel marketing materials and all appropriate marketing newsletters and other PAM correspondence with monthly bills and Firstel will be allowed to utilize the PAM logo, subject to the prior written approval of PAM to market its services. PAM will have its telemarketers generate leads for Firstel sales personnel. Firstel shall be responsible to pay for the printing and additional distribution costs associated with sales materials, unless such sales materials are initiated by PAM. All references in this paragraph, and other paragraphs hereof, to Firstel, shall, subsequent to the acquisition of Firstel by ACG, Inc., and/or any new/replacement entity as contemplated, at the time of the initial public offering, shall be deemed to refer to ACG, Inc, and/or any new/replacement entity and/or Firstel, as may be appropriate.

21. Brokers and Finders. The Seller has not retained or engaged any broker, finder or other financial intermediary in connection with the transaction contemplated by this agreement and Seller shall indemnify Buyer from any obligation to pay any cost or fee associated with any such broker, finder or other financial intermediary.

22.      General Provisions.

         a. Entire Agreement. This Agreement is the entire agreement between Buyer and Seller, and except as appear on the Exhibits attached to this Agreement or referenced herein. This Agreement may not be modified except by a writing executed by Buyer and Seller.

         b. Successors and Assigns. This Agreement is binding upon and inures to the benefit of and may be enforced by Seller and Buyer and their respective successors and assigns.

         c. Notices. All notices, request, demands and other communications hereunder will be deemed to have been duly give if delivered by hand, mail (certified or registered with postage prepaid, return receipt requested) or overnight courier as follows:

                  1.       If to the Seller: RAFT, L.L.C.
                                             200 Petro Avenue
                                             Sioux Falls, SD 57107

                           (with a copy to:) Brian J. Bauer
                                             431 N. Phillips Ave., Suite 400
                                             Sioux Falls, SD 57104

                  ii.      If to the Buyer:  Firstel, Inc.
                                             110 S. Phillips Ave., Suite 202
                                             Sioux Falls, SD 57117-5103

                           (with a copy to:) Vance R. C. Goldammer
                                             101 N. Phillips Ave., Suite 600
                                             Sioux Falls, SD 57104

         e. Severability. If any one or more of the provisions in the Agreement or any application of the provisions of this Agreement is declared invalid or illegal or unenforceable by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions of this Agreement will not be impaired by such declaration, and this Agreement will be construed as if such invalid, illegal or unenforceable provision was not contained in this Agreement.

         f. Singular/Plural. The singular of any word shall include the plural and vice versa unless the context requires otherwise.

         g. Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of South Dakota.

23.      Transfers on Closing Date. At Closing, Seller will deliver to Buyer:

         a. A Bill of Sale and all other instruments or assignments necessary to transfer title to the Assets Purchased, free and clear of all liens, security interests and encumbrances, containing, where required, joint and several warranties.

         b. All other agreements, instruments and documents as may be reasonably required by Buyer to close the purchase and sale of the Assets referred to in this Agreement.

24. Expenses. Each party shall be responsible for their own fees, costs and expenses as incurred by them relative to this transaction, including their own fees for legal and accounting expenses.

Executed and agreed to on the day and year first above written.

SELLER:                                 BUYER:
RAFT, L.L.C, a South Dakota Limited     FIRSTEL, INC., a South Dakota
  Liability Company,                      corporation,

By /s/                                  By /s/
  ----------------------------------      -----------------------------------
   Its  President - Partner                Its  President
      ------------------------------          -------------------------------

PAM Oil. Inc., a South Dakota
  Corporation

By /s/ Scott D. Scofield
  -----------------------------------
   Its  President
      -------------------------------


/s/ Scott D. Scofield
-------------------------------------
Scott D. Scofield, an individual


/s/ William Pederson
-------------------------------------
William Pederson, an individual